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                                                                    Exhibit 23.1
                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3) for the registration of 648,684 shares of its common stock of our report dated February 21, 1997 with respect to the consolidated financial statements of Aasche Transportation Services, Inc., included in its Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                               Ernst & Young, LLP

Chicago, Illinois
October 8, 1997



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